UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

999 18th Street, Suite 3000, Denver,CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure.

On March 10, 2011 the Company distributed a news release announcing the completion of a resource assessment by Resource Investment Strategy Consultants for several of the Issuer’s top prospects in ATP 865 in Queensland Australia. The content of the news release is attached as exhibit 99.1.

Item 9.01 Exhibits

99.1

News release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

Dr. PAUL BOLDY Dr. Paul Boldy	Chief Financial Officer and Director	03/10/11